SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2004

PACIFICARE HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21949 (Commission File Number)	95-4591529 (IRS Employer Identification Number)

5995 Plaza Drive, Cypress, California 90630-5028
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 952-1121

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit No.	Description
99.1	Text of certain information presented by PacifiCare Health Systems, Inc. (the “Company”) at an investor conference held on June 11, 2004, along with reconciliations of the differences between certain non-GAAP financial measures presented at this investor conference to the most directly comparable GAAP financial measures.

Item 9.   REGULATION FD DISCLOSURE.

     The following information is furnished under this Item 9 in satisfaction of Item 12, “Results of Operations and Financial Condition.”

     On June 11, 2004, the Company hosted its 11th annual investor conference (the “Investor Conference”). The Investor Conference was pre-announced and was available to the public through live audio webcast and will continue to be available through webcast replay on the Company’s website at www.pacificare.com. Attached as Exhibit 99.1 to this Current Report on Form 8-K is text of certain information presented by the Company at the Investor Conference, along with reconciliations of the differences between certain non-GAAP financial measures presented at the Investor Conference to the most directly comparable GAAP financial measures (the “Conference Information”). The Conference Information may be presented at future investor conferences. Other financial and statistical information that was discussed during the Investor Conference and that is not included on Exhibit 99.1 is also available on the Company’s website.

     The information included in this Item 9, including the Conference Information attached as Exhibit 99.1, is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     See Item 9 above for the information being furnished in satisfaction of this Item 12.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PacifiCare Health Systems, Inc.
Dated: June 18, 2004	By:	/s/ PETER A. REYNOLDS
Peter A. Reynolds
Senior Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Text of certain information presented by PacifiCare Health Systems, Inc. (the “Company”) at an investor conference held on June 11, 2004, along with reconciliations of the differences between certain non-GAAP financial measures presented at this investor conference to the most directly comparable GAAP.